FILED PURSUANT TO RULE 424(b)(5)

REGISTRATION NO. 333-206020

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered (1)(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $1.00 per share	64,416(3)	(3)	(3)	(3)

(1)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this prospectus supplement shall also cover any additional shares of our common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction which results in an increase in the number of outstanding shares of our common stock.
(2)	Pursuant to the Agreement and Plan of Merger, dated as of October 5, 2014, by and among CareFusion Corporation, a Delaware corporation, Becton, Dickinson and Company, a New Jersey corporation, and Griffin Sub, Inc., a Delaware corporation and wholly owned subsidiary of Becton, Dickinson and Company, on March 17, 2015, outstanding equity awards with respect to shares of common stock of CareFusion held by former employees and employees of former affiliates of CareFusion were converted into equity awards of our common stock, subject to appropriate adjustments to the number of shares and, where applicable, the exercise price of each such award. The number of shares registered hereunder represents the maximum number of shares of our common stock issuable upon the vesting or exercise of such equity awards, subject to appropriate adjustments thereto.
(3)	Represents unsold shares previously registered by Becton, Dickinson and Company (the “Registrant”) on the Registration Statement on Form S-3 (No. 333-183059) filed by the Registrant on August 3, 2012, as supplemented by the Registrant’s prospectus supplement filed on March 17, 2015 with respect to the offering of 104,484 shares of common stock under the CareFusion Corporation 2009 Long-Term Incentive Plan assumed by the Registrant (collectively, the “Earlier Registration Statement”), for which a registration fee of $1,741.03 has been previously paid. Such unsold shares are being registered hereunder pursuant to Rule 415(a)(6) under the Securities Act. Pursuant to Rule 415(a)(6) and 457(p) under the Securities Act, the remaining portion of the registration fee previously paid in connection with the registration of such unsold shares shall continue to apply to the unsold securities, and no additional filing fee in respect of such unsold shares is due hereunder. In accordance with Rule 415(a)(6), the offering of such unissued shares pursuant to the Earlier Registration Statement will be deemed terminated effective upon filing this prospectus supplement.

PROSPECTUS SUPPLEMENT

(To Prospectus Dated July 31, 2015)

Becton, Dickinson and Company

64,416 Shares

Common Stock

We are registering a total of up to 64,416 shares of our common stock, par value $1.00 per share, that are issuable to certain former employees of CareFusion Corporation and employees of certain former affiliates of CareFusion Corporation upon the vesting or exercise of certain outstanding equity awards that were issued under the CareFusion Corporation 2009 Long-Term Incentive Plan that we assumed in connection with our acquisition of CareFusion Corporation. The exercise prices of the equity awards that are options we have assumed range from approximately $53.61 to $85.83 per share of our common stock. If the holders of all such options purchase all of the shares of our common stock subject to the assumed options, we will receive aggregate net proceeds of up to approximately $3.1 million. 14,458 of our shares will be issued upon settlement of the other outstanding equity awards described herein. We will not receive any additional consideration upon the settlement of such equity awards.

Our common stock is listed for trading on the New York Stock Exchange (the “NYSE”) under the symbol “BDX.” On July 31, 2015, the last reported sales price of our common stock on the NYSE was $152.15 per share.

Investing in our common stock involves certain risks. See “Risk factors” beginning on page S-7 of this prospectus supplement and the risk factors contained in the documents we incorporate by reference to read about important factors you should consider before investing in our common stock.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated July 31, 2015.

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT

As used in this prospectus supplement, unless otherwise specified or unless the context indicates otherwise, the terms “Company,” “Becton, Dickinson,” “BD,” “we,” “us,” and “our” refer to Becton, Dickinson and Company and its consolidated subsidiaries.

This document is in two parts. The first part is this prospectus supplement, which contains specific information about the terms of this offering of common stock. This prospectus supplement also adds and updates information contained in, or incorporated by reference into, the accompanying prospectus. The second part, the accompanying prospectus, provides more general information about us and securities we may offer from time to time, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus incorporate by reference important business and financial information about us that is not included in or delivered with this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus together with the additional information below under the heading “Where You Can Find More Information.” If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus or any document incorporated herein or therein by reference, you should rely on the information in this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement (of which this prospectus forms a part) and the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than, in each case, documents or information deemed to have been furnished but not filed in accordance with SEC rules), on or after the date of this prospectus supplement until the termination of the offering under this prospectus supplement:

(a) Annual report on Form 10-K for the fiscal year ended September 30, 2014 (other than Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Item 8, “Financial Statements and Supplementary Data” thereto, which have been superseded by our Current Report on Form 8-K filed with the SEC on March 13, 2015);

(b) The portions of our Proxy Statement on Schedule 14A for our 2015 annual meeting of stockholders filed with the SEC on December 18, 2014 that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended September 30, 2014;

(c) Quarterly reports on Form 10-Q for the quarterly period ended December 31, 2014 and March 31, 2015;

(d) Current reports on Form 8-K filed with the SEC on October 6, 2014, November 14, 2014, November 25, 2014 (except for Item 7.01), December 2, 2014, December 4, 2014, December 9, 2014, December 15, 2014, December 19, 2014, December 22, 2014, January 5, 2015, January 6, 2015, January 28, 2015, March 13, 2015, March 17, 2015, April 29, 2015, July 29, 2015 and July 31, 2015; and

(e) The description of our common stock, par value $1.00 per share, contained in our registration statement on Form 8-A, including any further amendment or report filed for the purpose of updating such description.

You may request a copy of our filings, at no cost, by writing or telephoning the Office of the Corporate Secretary, Becton, Dickinson and Company, 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880, telephone (201) 847-6800 or by going to our Internet website at www.bd.com. Our Internet website address is provided as an inactive textual reference only. The information provided on our Internet website, other than copies of the documents described above that have been filed with the SEC, is not part of this prospectus supplement and, therefore, is not incorporated herein by reference.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement or any document incorporated by reference may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “plan,” “expect,” “believe,” “intend,” “will,” “anticipate,” “estimate” and other words of similar meaning in conjunction with, among other things, discussions of future operations and financial performance, as well as our strategy for growth, product development, regulatory approvals, market position and expenditures. All statements that address operating performance or events or developments that we expect or anticipate will occur in the future—including statements relating to volume growth, sales and earnings per share growth, cash flows or uses, and statements expressing views about future operating results—are forward-looking statements within the meaning of the Securities Act of 1933, as amended (the “Act”).

Forward-looking statements are based on current expectations of future events. The forward-looking statements are, and will be, based on our management’s then-current views and assumptions regarding future events, developments and operating performance and speak only as of their dates. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. Furthermore, we undertake no obligation to update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events and developments or otherwise, except as required by applicable law or regulations.

The following are some important factors that could cause our actual results to differ from our expectations in any forward-looking statements. For further discussion of certain of these factors, see Item 1.A. Risk Factors of our Annual Report on Form 10-K for the year ended September 30, 2014.

•	Weakness in the global economy and financial markets, and the potential adverse effect on the cost of operating our business, the demand for our products and services, the prices for our products and services due to increases in pricing pressure, or our ability to produce our products, including the impact on developing countries.

•	Deficit reduction efforts or other adverse changes in the availability of government funding for healthcare and research, particularly in the United States and Europe, that could further weaken demand for our products and result in additional pricing pressures, as well as create potential collection risks associated with such sales.

•	Risks relating to our acquisition of CareFusion Corporation (“CareFusion”), including our ability to successfully combine and integrate the CareFusion operations in order to obtain the anticipated benefits and costs savings from the transaction, and the significant additional indebtedness we incurred in connection with the financing of the acquisition and the impact this increased indebtedness may have on our ability to operate the combined company.

•	The consequences of the Patient Protection and Affordable Care Act in the United States, which implemented an excise tax on United States sales of certain medical devices, and which could result in reduced demand for our products, increased pricing pressures or otherwise adversely affect our business.

•	Future healthcare reform in the countries in which we do business that may involve changes in government pricing and reimbursement policies or other cost containment reforms.

•	Changes in domestic and foreign healthcare industry practices that result in a reduction in procedures using our products or increased pricing pressures, including the continued consolidation among healthcare providers and trends toward managed care and healthcare cost containment. For example, changes to guidelines providing for increased cervical cancer screening intervals has and may continue to negatively impact sales of our Women’s Health and Cancer platform.

•	Changes in reimbursement practices of third-party payers.

•	Our ability to penetrate emerging markets, which depends on local economic and political conditions, and how well we are able to acquire or form strategic business alliances with local companies and make necessary infrastructure enhancements to production facilities and distribution networks. Our international operations also increase our compliance risks, including risks under the Foreign Corrupt Practices Act and other anti-corruption laws.

•	Political conditions in international markets, including civil unrest, terrorist activity, governmental changes, trade barriers, restrictions on the ability to transfer capital across borders and expropriation of assets by a government.

•	Security breaches of our computer and communications systems, including computer viruses, “hacking” and “cyber-attacks,” which could impair our ability to conduct business, or result in the loss of BD trade secrets or otherwise compromise sensitive information of BD or its customers, suppliers and other business partners.

•	Fluctuations in the cost and availability of oil-based resins and other raw materials, as well as certain components, the ability to maintain favorable supplier arrangements and relationships (particularly with respect to sole-source suppliers), and the potential adverse effects of any disruption in the availability of such items.

•	Regional, national and foreign economic factors, including inflation, deflation, fluctuations in interest rates and, in particular, foreign currency exchange rates, and the potential effect on our revenues, expenses, margins and credit ratings.

•	New or changing laws and regulations affecting our domestic and foreign operations, or changes in enforcement practices, including laws relating to trade, monetary and fiscal policies, taxation (including tax reforms that could adversely impact multinational corporations), sales practices, environmental protection, price controls and licensing and regulatory requirements for new products and products in the postmarketing phase. In particular, the United States and other countries may impose new requirements regarding registration, labeling or prohibited materials that may require us to re-register products already on the market or otherwise impact our ability to market our products. Environmental laws, particularly with respect to the emission of greenhouse gases, are also becoming more stringent throughout the world, which may increase our costs of operations or necessitate changes in our manufacturing plants or processes or those of our suppliers, or result in liability to BD.

•	Product efficacy or safety concerns regarding our products resulting in product recalls, regulatory action on the part of the United States Food and Drug Administration (“FDA”) or foreign counterparts, declining sales and product liability claims, particularly in light of the current regulatory environment, including increased enforcement activity by the FDA. As a result of the CareFusion acquisition, we are operating under a consent decree with the FDA relating to our U.S. infusion pump business. The consent decree authorizes the FDA, in the event of any violations in the future, to order us to cease manufacturing and distributing products, recall products or take other actions, and we may be required to pay significant monetary damages if we fail to comply with any provision of the consent decree.

•	Competitive factors that could adversely affect our operations, including new product introductions (for example, new forms of drug delivery) by our current or future competitors, increased pricing pressure due to the impact of low-cost manufacturers as certain competitors have established manufacturing sites or have contracted with suppliers in low-cost manufacturing locations as a means to lower their costs, patents attained by competitors (particularly as patents on our products expire), and new entrants into our markets.

•	The effects of events that adversely impact our ability to manufacture our products (particularly where production of a product line is concentrated in one or more plants) or our ability to source materials or components from suppliers (including sole-source suppliers) that are needed for such manufacturing, including pandemics, natural disasters or environmental factors.

•	Difficulties inherent in product development, including the potential inability to successfully continue technological innovation, complete clinical trials, obtain regulatory approvals in the United States and abroad, obtain intellectual property protection for our products, obtain coverage and adequate reimbursement for new products, or gain and maintain market approval of products, as well as the possibility of infringement claims by competitors with respect to patents or other intellectual property rights, all of which can preclude or delay commercialization of a product. Delays in obtaining necessary approvals or clearances from the FDA or other regulatory agencies or changes in the regulatory process may also delay product launches and increase development costs.

•	Fluctuations in the demand for products we sell to pharmaceutical companies that are used to manufacture, or are sold with, the products of such companies, as a result of funding constraints, consolidation or otherwise.

•	Fluctuations in university or United States and international governmental funding and policies for life sciences research.

•	Our ability to achieve our projected level or mix of product sales, as our earnings forecasts are based on projected sales volumes and pricing of many product types, some of which are more profitable than others.

•	Our ability to complete the implementation of our ongoing upgrade of our enterprise resource planning system, as any delays or deficiencies in completing the implementation could adversely affect our business.

•	Pending and potential future litigation or other proceedings adverse to BD, including antitrust, product liability, environmental and patent infringement, and the availability or collectability of insurance relating to any such claims.

•	The effect of adverse media exposure or other publicity regarding BD’s business or operations, including the effect on BD’s reputation or demand for its products.

•	The effect of market fluctuations on the value of assets in BD’s pension plans and on actuarial interest rate and asset return assumptions, which could require BD to make additional contributions to the plans or increase our pension plan expense.

•	The impact of business combinations, including any volatility in earnings relating to acquired in-process research and development assets and our ability to successfully integrate any business we may acquire.

•	Our ability to obtain the anticipated benefits of restructuring programs, if any, that we may undertake.

•	Issuance of new or revised accounting standards by the Financial Accounting Standards Board or the SEC.

The foregoing list sets forth many, but not all, of the factors that could impact our ability to achieve results described in any forward-looking statements. Investors should understand that it is not possible to predict or identify all such factors and should not consider this list to be a complete statement of all potential risks and uncertainties.

SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing in our common stock. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, including the section entitled “Risk Factors” in our Annual Report on Form 10-K and any updates to such risks in subsequently filed Quarterly Reports on Form 10-Q and our financial statements and the notes thereto incorporated by reference into this prospectus supplement before making an investment decision.

OUR COMPANY

We are a leading medical technology company that partners with customers and stakeholders to address many of the world’s most pressing and evolving health needs. Our innovative solutions are focused on improving medication management and patient safety; supporting infection prevention practices; equipping surgical and interventional procedures; improving drug delivery; aiding anesthesiology and respiratory care; advancing cellular research and applications; enhancing the diagnosis of infectious diseases and cancers; and supporting the management of diabetes. We have nearly 45,000 associates in 50 countries who strive to fulfill our purpose of “Helping all people live healthy lives” by advancing the quality, accessibility, safety and affordability of healthcare around the world.

We were incorporated under the laws of the State of New Jersey in November 1906, as successor to a New York business started in 1897. Our executive offices are located at 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880, and our telephone number is (201) 847-6800. Our Internet website is www.bd.com. The information provided on our Internet website is not a part of this prospectus supplement and, therefore, is not incorporated herein by reference.

On March 17, 2015, we acquired CareFusion (the “Merger”) in accordance with the terms of the Agreement and Plan of Merger, dated as of October 5, 2014 (the “Merger Agreement”), by and among us, CareFusion and Griffin Sub, Inc., our wholly owned subsidiary. Pursuant to the Merger Agreement, CareFusion stockholders received $49.00 in cash, without interest, and 0.0777 of a share of our common stock for each share of CareFusion common stock, with cash paid in lieu of fractional shares. In addition, we agreed to assume outstanding equity awards with respect to shares of CareFusion common stock previously issued by CareFusion, including those held by former employees of CareFusion and employees of certain of its former affiliates, and assume the CareFusion Corporation 2009 Long-Term Incentive Plan.

THE OFFERING

Issuer	Becton, Dickinson and Company, a New Jersey corporation.

Common stock offered	64,416 shares of common stock, par value $1.00 per share, all of which are issuable to former employees of CareFusion and employees of certain of its former affiliates pursuant to equity awards that were assumed by us in connection with the Merger.

Use of proceeds	If all of the assumed equity awards described in this prospectus supplement that are options are exercised in full, we will receive aggregate net proceeds of up to approximately $3.1 million. We intend to use any such proceeds for general corporate purposes. We will not receive any proceeds from the settlement of the other equity awards described in this prospectus supplement.

New York Stock Exchange symbol	“BDX”

RISK FACTORS

Your investment in our common stock involves certain risks. In consultation with your own financial and legal advisers, you should carefully consider the discussion under Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2014 (as such risk factors may be updated from time to time in our public filings) which is incorporated by reference herein, as well as the other information contained in or incorporated by reference into this prospectus supplement before deciding whether an investment in our common stock is suitable for you. If any of these risks actually occurs, our business, results of operations and financial condition may suffer. As a result, the trading price of our common stock may decline, and you might lose part or all of your investment.

USE OF PROCEEDS

If all of the assumed equity awards granted to former employees of CareFusion and employees of certain of its former affiliates are vested or exercised in full, we will issue 64,416 shares of our common stock. If all of the assumed equity awards described in this prospectus supplement that are options are exercised in full, we will receive aggregate net proceeds of up to approximately $3.1 million. We intend to use any proceeds from any exercises of these options for general corporate purposes. Prior to their application, such proceeds may be invested in short-term investments. We will not receive any proceeds from the settlement of the other equity awards described in this prospectus supplement.

CAREFUSION 2009 LONG-TERM INCENTIVE PLAN

Overview

On March 17, 2015, we acquired CareFusion. Pursuant to the Merger Agreement, we assumed certain outstanding equity awards with respect to shares of common stock of CareFusion held by former employees of CareFusion and employees of certain of its former affiliates. Those equity awards were issued by CareFusion under the CareFusion Corporation 2009 Long-Term Incentive Plan (the “Plan”). Upon the completion of the Merger, those equity awards became equity awards with respect to our common stock, subject to appropriate adjustments to the number of shares and, where applicable, the exercise price of each such equity award. This prospectus supplement relates to the shares of our common stock that may be issued upon vesting or exercise of those assumed equity awards.

This prospectus supplement only discusses the treatment of the stock options, restricted stock units and performance stock units held by former employees of CareFusion and its former affiliates that were assumed by us under the Merger Agreement.

Introduction

1.	How does the Plan work?

Under the Plan, awards may be granted in the form of options, stock appreciation rights, cash awards, stock awards or other stock-based awards. All outstanding options, restricted stock units and performance stock units granted by CareFusion to former employees and employees of former affiliates of CareFusion under the Plan were assumed and converted as part of the merger and are discussed in this prospectus supplement. A committee appointed by the Board of Directors of CareFusion was authorized to designate executives and other key employees of CareFusion and its subsidiaries to receive grants of equity awards and to set the terms and conditions of the equity awards as it deemed appropriate from time to time. The terms and conditions for an equity award are set forth in an award agreement (the “Award Agreement”). The terms and conditions of the Plan are governed by the official Plan documents. In the event of any inconsistency between this prospectus supplement and the official Plan documents or your Award Agreement, the Plan documents or your Award Agreement will control.

The Board of Directors of BD (the “Board”) or a committee appointed by the Board (the “Committee”) administers the Plan and the outstanding awards under the Plan.

2.	What was the purpose of the Plan?

The purpose of the Plan was to encourage ownership in CareFusion and to attract and retain employees who are expected to make important contributions to CareFusion and its affiliates.

3.	Does BD intend to grant additional awards under the Plan?

No additional awards will be made under the Plan.

Basics Of Plan Participation

4.	How did the completion of the merger affect my awards?

Upon completion of the merger on March 17, 2015, all of the CareFusion equity awards were assumed and converted pursuant to the Merger Agreement into equity awards with respect to shares of our common stock.

Stock Options. Each CareFusion option that was outstanding immediately prior to the effective time of the merger, which we refer to as the effective time, whether vested or unvested was converted at the effective time into an option to purchase, on the same terms and conditions as were applicable to such CareFusion option immediately prior to the effective time, the number of shares of our common stock (rounded down to the nearest whole share) determined by multiplying the number of shares of CareFusion common stock subject to the CareFusion option by the stock award exchange ratio (as discussed in Question 5 below), at an exercise price per share (rounded up to the nearest whole cent) determined by dividing the per share exercise price of the CareFusion option by the stock award exchange ratio.

Unvested Restricted Stock Units. At the effective time, each CareFusion restricted stock unit that was outstanding and unvested immediately prior to the effective time and did not vest by its terms at the effective time was converted into a BD restricted stock unit, with the same terms and conditions as were applicable under such unvested CareFusion restricted stock unit immediately prior to the effective time, and relating to the number of shares of BD common stock (rounded to the nearest whole share), determined by multiplying (i) the number of shares of CareFusion common stock subject to such unvested restricted stock unit immediately prior to the effective time by (ii) the stock award exchange ratio.

Unvested Performance Stock Units. At the effective time, each CareFusion performance stock unit that was outstanding and unvested immediately prior to the effective time and did not vest by its terms at the effective time was converted into a BD restricted stock unit, with the same terms and conditions as were applicable under such unvested CareFusion performance stock unit immediately prior to the effective time (except that the performance-based vesting conditions applicable to such unvested performance stock unit immediately prior to the effective time shall not apply from and after the effective time), and relating to the number of shares of BD common stock (rounded to the nearest whole share), determined by multiplying (i) the number of shares of CareFusion common stock subject to such unvested performance stock unit award immediately prior to the effective time by (ii) the stock award exchange ratio. For this purpose, the number of shares of CareFusion common stock subject to each such unvested CareFusion performance stock unit was equal to the number of shares earned based on the level of achievement, as certified by the compensation committee prior to the effective time, of the applicable performance condition measured through the end of CareFusion’s most recently completed calendar quarter prior to the effective time, but shall not be less than the target number of shares.

Except as set forth in this prospectus supplement, all other terms and conditions of your equity awards remain the same as were in effect immediately prior to the completion of the merger.

5.	What is the “stock award exchange ratio”?

The stock award exchange ratio was 0.4214, which equaled the sum of (i) the 0.0777 exchange ratio and (ii) 0.3437, the quotient of the cash consideration divided by our volume-weighted average stock price for the five trading days immediately preceding the effective time.

6.	How will a change in our shares of common stock affect my award?

The Committee will proportionately adjust your equity awards to reflect any increase or decrease in the number of our issued and outstanding shares of common stock resulting from a change in our capital structure or distributions to stockholders (including any stock dividend, recapitalization, stock split, combination, merger, consolidation, exchange, acquisition, reorganization or similar change in the capital structure of BD) if the Committee, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of award holders.

Stock Options

7.	What is a stock option?

A stock option gives you the right to purchase shares of our common stock at the exercise price.

8.	Are there different types of stock options?

No, all of the stock options are nonqualified stock options.

9.	What are the terms of my stock option?

CareFusion originally determined the terms of your grant. At the time of grant, you were given an Award Agreement that tells you the original number of shares covered by the stock option, the original exercise price, the expiration date, any conditions to exercise and any other terms or conditions that apply. As discussed in Question 4 above, the number of shares covered by the stock option and the exercise price have been adjusted in connection with the merger.

10.	How is the exercise price of my stock option determined?

The exercise price of stock options can be no less than the fair market value of a share (as defined in the Plan) on the date it was granted. As discussed in Question 4 above, the number of shares covered by the stock option and the exercise price have been adjusted in connection with the merger.

11.	When can I exercise my stock options?

You may exercise your stock option when your stock option is vested and exercisable and through the expiration of your grant (see Question 12 below).

12.	How do I exercise my stock options?

If you want to exercise your converted stock options, you should contact UBS Financial Services Inc. by phone at 1-877-236-5208 or by email at cfnstockplan@ubs.com.

13.	When do my stock options expire?

Your Award Agreement includes this information, which may vary among your stock options. Please read the applicable Award Agreement carefully so that you understand when your stock options will expire.

Restricted Stock Unit

14.	What is a restricted stock unit?

A restricted stock unit is generally a right to receive shares of our common stock.

15.	What are the terms of my restricted stock unit?

CareFusion originally determined the terms of your grant. At the time of grant, you were given an Award Agreement that tells you the original number of shares covered by the restricted stock unit and any other terms or conditions that apply. As discussed in Question 4 above, the number of shares covered by the restricted stock unit has been adjusted in connection with the merger.

Performance Stock Unit

16.	What is a performance stock unit?

A performance stock unit is generally a right to receive shares of our common stock upon achievement of certain performance-vesting conditions.

17.	What are the terms of my performance stock unit?

CareFusion originally determined the terms of your grant. At the time of grant, you were given an Award Agreement that tells you the original number of shares covered by the performance stock units and any other terms or conditions that apply. As discussed in Question 4 above, all performance stock units that did not vest by their terms at the effective time have been converted into a BD restricted stock unit and the number of shares covered by the performance stock unit has been adjusted in connection with the merger.

Restrictions On Transfer And Sale

18.	Are my awards transferable?

Generally, you cannot sell, transfer, pledge, assign or otherwise alienate or hypothecate your award, other than by will or the laws of descent and distribution or a qualified domestic relations order, depending on the terms of the Plan and/or your Award Agreement. Unless otherwise provided in the Plan and/or your Award Agreement, during your lifetime, only you can exercise the rights associated with a stock option.

19.	What restrictions might apply to the shares I acquire?

You are not subject to additional restrictions imposed by the Company.

General Plan Information

20.	How is the Plan administered now?

The Plan is administered now by the Committee. All questions of interpretation or application of the Plan are determined by the Committee, and its decisions are final.

If you have additional questions about this prospectus supplement or the Plan in general, you should direct your questions to the Corporate Secretary at Becton, Dickinson and Company, 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880, telephone (201) 847-6800.

21.	Can the Plan be amended, suspended or discontinued?

Our Board generally may amend, suspend or discontinue the Plan, or any part of the Plan, at any time or for any reason. However, generally no amendment that would impair your rights under an outstanding equity award may be made without your consent.

U.S. Income Tax Implications

The discussion below is a general description of the expected U.S. Federal income tax effects of stock options, restricted stock units and performance stock units based on current law. This section only applies to your equity awards if you are subject to U.S. taxation. The discussion does not address Social Security, state, local or foreign taxes, or any other tax consequences that may be relevant to you based on your particular circumstances. Because these equity awards involve complex tax considerations, we urge you to consult your personal tax advisor before you make any decisions about your equity awards.

We are not guaranteeing any particular tax results related to your equity awards. We will withhold taxes and report income amounts to the IRS and other taxing authorities as required by applicable laws.

IRS CIRCULAR 230 DISCLAIMER: TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS COMMUNICATION (AND ATTACHMENTS) IS NOT INTENDED OR WRITTEN BY US TO BE RELIED UPON, AND CANNOT BE RELIED UPON BY YOU FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON YOU UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS WRITTEN AS PART OF THE DISCLOSURE IN THIS PROSPECTUS SUPPLEMENT, WHICH IS BEING USED BY US IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

22.	Is the Plan tax-qualified or subject to ERISA?

No. The Plan is not governed by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Plan is not a “qualified retirement plan” under section 401(a) of the Internal Revenue Code.

23.	When will I be taxed with respect to a nonqualified stock option?

In general, you are not subject to tax at the time a nonqualified stock option is granted. Generally, you will recognize ordinary income for U.S. Federal income tax purposes in the year in which the nonqualified stock option is exercised in an amount equal to the excess of (a) the fair market value of the purchased shares on the exercise date over (b) the exercise price. BD will have to collect any applicable withholding taxes with respect to such income.

24.	Will I recognize additional income when I sell shares acquired under a nonqualified stock option?

Yes. You will recognize capital gain to the extent the amount realized upon the sale of such shares exceeds their fair market value at the time you recognized the ordinary income (in general, the exercise date) with respect to their acquisition. A capital loss will result to the extent the amount realized upon the sale is less than such fair market value. The gain or loss will be long-term if the shares are held for more than one year prior to the disposition. The holding period generally starts at the time the nonqualified stock option is exercised.

25.	When will I be taxed with respect to a restricted stock unit or performance stock unit?

In general, you are not subject to tax at the time a restricted stock unit or performance stock unit is granted. Generally, upon settlement of a restricted stock unit or a performance stock unit, you will recognize ordinary income for U.S. Federal income tax purposes equal to the aggregate value of the payment received. BD will have to collect any applicable withholding taxes with respect to such income.

26.	What is the alternative minimum tax?

The AMT is an alternative method of calculating the income tax you must pay each year in order to assure that a minimum amount of tax is paid for the year. The AMT is based upon a determination of your alternative minimum taxable income (“AMTI”) for a particular taxable year. Your AMTI is determined by your regular taxable income for the year, subject to adjustment of certain additional items of income and tax preference including the spread on an incentive stock option (the excess of the fair market value of the purchased shares at the time of exercise over the exercise price paid per share) at the time of exercise, whether or not the shares are subsequently disposed of in a disqualifying disposition and the disallowance or limitation of certain deductions otherwise allowable for regular tax purposes. The AMT will, however, be payable only to the extent that it exceeds your regular U.S. Federal income tax for the year (computed without regard to certain credits and special taxes).

27.	What are the Company’s tax effects in connection with awards?

We generally will be entitled to a deduction in the same amount and at the same time that you recognize ordinary income related to your award.

PLAN OF DISTRIBUTION

This prospectus supplement and the accompanying prospectus covers the shares of our common stock that are issuable upon the vesting or exercise of equity awards granted to former employees of CareFusion and its former affiliates and assumed by us in connection with our acquisition of CareFusion. Former employees include executors, administrators or beneficiaries of the estates of deceased employees, guardians or members of a committee for incompetent former employees, or similar persons duly authorized by law to administer the estate or assets of former employees and directors. We are offering these shares of our common stock directly to the holders of these equity awards according to the terms of their Award Agreements. We are not using an underwriter in connection with this offering. These shares will be listed for trading on the New York Stock Exchange.

In order to facilitate the vesting or exercise of any equity awards, we will furnish, at our expense, such reasonable number of copies of this prospectus supplement and the accompanying prospectus to each holder of an equity award as the holder may request, together with instructions that such copies be delivered to the beneficial owners of these equity wards.

VALIDITY OF THE SECURITIES

Jeffrey S. Sherman, Senior Vice President and General Counsel of BD, will issue an opinion about certain New Jersey law matters in connection with the securities offered hereby for BD.

EXPERTS

The consolidated financial statements of Becton, at September 30, 2014 and 2013, and for each of the three years in the period ended September 30, 2014, and Becton management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2014, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, and are incorporated by reference herein and in the registration statement (of which this prospectus supplement and accompanying prospectus form a part) in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The audited historical financial statements and related financial statement schedule II listed in the accompanying Appendix A as of June 30, 2014 and for the year ended June 30, 2014 of CareFusion starting on page 4 of Exhibit 99.1 to Becton, Dickinson and Company’s Current Report on Form 8-K dated December 4, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of CareFusion at June 30, 2013 and for each of the two years in the period ended June 30, 2013 appearing in Becton, Dickinson and Company’s Current Report (Form 8-K) dated December 4, 2014 (including the schedule appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

BECTON, DICKINSON AND COMPANY

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

PURCHASE CONTRACTS

UNITS

We may offer, issue and sell from time to time common stock, preferred stock, debt securities, warrants, purchase contracts or units that may include any of these securities or securities of other entities.

This prospectus describes some of the general terms that may apply to the offered securities. The specific terms of any securities to be offered will be described in supplements to this prospectus, which may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable supplement carefully before you make your investment decision.

Our common stock is listed on the New York Stock Exchange under the trading symbol “BDX.” If we decide to seek a listing of any securities offered by this prospectus, the applicable prospectus supplement will disclose the exchange or market on which such securities will be listed, if any, or where we have made an application for listing, if any.

Investing in these securities involves certain risks. Please refer to the “Risk Factors” section beginning on page 7 and the supplemental risk factors contained in any applicable prospectus supplement and in the documents we incorporate by reference for a description of the risks you should consider when evaluating such investment.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 31, 2015

You should rely only on the information contained in or incorporated by reference in this prospectus, in any supplement or in any free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus, in any supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. The terms “BD,” “we,” “us,” and “our” refer to Becton, Dickinson and Company.

BECTON, DICKINSON AND COMPANY

We are a leading medical technology company that partners with customers and stakeholders to address many of the world’s most pressing and evolving health needs. Our innovative solutions are focused on improving medication management and patient safety; supporting infection prevention practices; equipping surgical and interventional procedures; improving drug delivery; aiding anesthesiology and respiratory care; advancing cellular research and applications; enhancing the diagnosis of infectious diseases and cancers; and supporting the management of diabetes. We have nearly 45,000 associates in 50 countries who strive to fulfill our purpose of “Helping all people live healthy lives” by advancing the quality, accessibility, safety and affordability of healthcare around the world.

We were incorporated under the laws of the State of New Jersey in November 1906, as successor to a New York business started in 1897. Our executive offices are located at 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880, and our telephone number is (201) 847-6800. Our Internet website is www.bd.com. The information provided on our Internet website is not a part of this prospectus and, therefore, is not incorporated herein by reference.

About this Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement and any applicable free writing prospectus together with additional information described under the heading “Where You Can Find More Information and Incorporation by Reference.”

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement (of which this prospectus forms a part) and the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules), on or after the date of this prospectus until the termination of the offering under this prospectus and any applicable supplement:

(a) Annual report on Form 10-K for the fiscal year ended September 30, 2014 (other than Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Item 8, “Financial Statements and Supplementary Data” thereto, which have been superseded by our Current Report on Form 8-K filed with the SEC on March 13, 2015);

(b) The portions of our Proxy Statement on Schedule 14A for our 2015 annual meeting of stockholders filed with the SEC on December 18, 2014 that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended September 30, 2014;

(c) Quarterly reports on Form 10-Q for the quarterly period ended December 31, 2014 and March 31, 2015;

(d) Current reports on Form 8-K filed with the SEC on October 6, 2014, November 14, 2014, November 25, 2014 (except for Item 7.01), December 2, 2014, December 4, 2014, December 9, 2014, December 15, 2014, December 19, 2014, December 22, 2014, January 5, 2015, January 6, 2015, January 28, 2015, March 13, 2015, March 17, 2015, April 29, 2015, July 29, 2015 and July 31, 2015; and

(e) The description of our common stock, par value $1.00 per share, contained in our registration statement on Form 8-A, including any further amendment or report filed for the purpose of updating such description.

You may request a copy of our filings, at no cost, by writing or telephoning the Office of the Corporate Secretary, Becton, Dickinson and Company, 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880, telephone (201) 847-6800 or by going to our Internet website at www.bd.com. Our Internet website address is provided as an inactive textual reference only. The information provided on our Internet website, other than copies of the documents described above that have been filed with the SEC, is not part of this prospectus and, therefore, is not incorporated herein by reference.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement or any document incorporated by reference may contain forward-looking statements. Forward-looking statements may be identified by the use of words such as “plan,” “expect,” “believe,” “intend,” “will,” “anticipate,” “estimate” and other words of similar meaning in conjunction with, among other things, discussions of future operations and financial performance, as well as our strategy for growth, product development, regulatory approvals, market position and expenditures. All statements that address operating performance or events or developments that we expect or anticipate will occur in the future—including statements relating to volume growth, sales and earnings per share growth, cash flows or uses, and statements expressing views about future operating results—are forward-looking statements.

Forward-looking statements are based on current expectations of future events. The forward-looking statements are, and will be, based on our management’s then-current views and assumptions regarding future events, developments and operating performance and speak only as of their dates. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. Furthermore, we undertake no obligation to update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events and developments or otherwise, except as required by applicable law or regulations.

The following are some important factors that could cause our actual results to differ from our expectations in any forward-looking statements. For further discussion of certain of these factors, see Item 1.A. Risk Factors of our Annual Report on Form 10-K for the year ended September 30, 2014.

•	Weakness in the global economy and financial markets, and the potential adverse effect on the cost of operating our business, the demand for our products and services, the prices for our products and services due to increases in pricing pressure, or our ability to produce our products, including the impact on developing countries.

•	Deficit reduction efforts or other adverse changes in the availability of government funding for healthcare and research, particularly in the United States and Europe, that could further weaken demand for our products and result in additional pricing pressures, as well as create potential collection risks associated with such sales.

•	Risks relating to our acquisition of CareFusion Corporation (“CareFusion”), including our ability to successfully combine and integrate the CareFusion operations in order to obtain the anticipated benefits and costs savings from the transaction, and the significant additional indebtedness we incurred in connection with the financing of the acquisition and the impact this increased indebtedness may have on our ability to operate the combined company.

•	The consequences of the Patient Protection and Affordable Care Act in the United States, which implemented an excise tax on United States sales of certain medical devices, and which could result in reduced demand for our products, increased pricing pressures or otherwise adversely affect our business.

•	Future healthcare reform in the countries in which we do business that may involve changes in government pricing and reimbursement policies or other cost containment reforms.

•	Changes in domestic and foreign healthcare industry practices that result in a reduction in procedures using our products or increased pricing pressures, including the continued consolidation among healthcare providers and trends toward managed care and healthcare cost containment. For example, changes to guidelines providing for increased cervical cancer screening intervals has and may continue to negatively impact sales of our Women’s Health and Cancer platform.

•	Changes in reimbursement practices of third-party payers.

•	Our ability to penetrate emerging markets, which depends on local economic and political conditions, and how well we are able to acquire or form strategic business alliances with local companies and make necessary infrastructure enhancements to production facilities and distribution networks. Our international operations also increase our compliance risks, including risks under the Foreign Corrupt Practices Act and other anti-corruption laws.

•	Political conditions in international markets, including civil unrest, terrorist activity, governmental changes, trade barriers, restrictions on the ability to transfer capital across borders and expropriation of assets by a government.

•	Security breaches of our computer and communications systems, including computer viruses, “hacking” and “cyber-attacks,” which could impair our ability to conduct business, or result in the loss of BD trade secrets or otherwise compromise sensitive information of BD or its customers, suppliers and other business partners.

•	Fluctuations in the cost and availability of oil-based resins and other raw materials, as well as certain components, the ability to maintain favorable supplier arrangements and relationships (particularly with respect to sole-source suppliers), and the potential adverse effects of any disruption in the availability of such items.

•	Regional, national and foreign economic factors, including inflation, deflation, fluctuations in interest rates and, in particular, foreign currency exchange rates, and the potential effect on our revenues, expenses, margins and credit ratings.

•	New or changing laws and regulations affecting our domestic and foreign operations, or changes in enforcement practices, including laws relating to trade, monetary and fiscal policies, taxation (including tax reforms that could adversely impact multinational corporations), sales practices, environmental protection, price controls and licensing and regulatory requirements for new products and products in the postmarketing phase. In particular, the United States and other countries may impose new requirements regarding registration, labeling or prohibited materials that may require us to re-register products already on the market or otherwise impact our ability to market our products. Environmental laws, particularly with respect to the emission of greenhouse gases, are also becoming more stringent throughout the world, which may increase our costs of operations or necessitate changes in our manufacturing plants or processes or those of our suppliers, or result in liability to BD.

•	Product efficacy or safety concerns regarding our products resulting in product recalls, regulatory action on the part of the United States Food and Drug Administration (“FDA”) or foreign counterparts, declining sales and product liability claims, particularly in light of the current regulatory environment, including increased enforcement activity by the FDA. As a result of the CareFusion acquisition, we are operating under a consent decree with the FDA relating to our U.S. infusion pump business. The consent decree authorizes the FDA, in the event of any violations in the future, to order us to cease manufacturing and distributing products, recall products or take other actions, and we may be required to pay significant monetary damages if we fail to comply with any provision of the consent decree.

•	Competitive factors that could adversely affect our operations, including new product introductions (for example, new forms of drug delivery) by our current or future competitors, increased pricing pressure due to the impact of low-cost manufacturers as certain competitors have established manufacturing sites or have contracted with suppliers in low-cost manufacturing locations as a means to lower their costs, patents attained by competitors (particularly as patents on our products expire), and new entrants into our markets.

•	The effects of events that adversely impact our ability to manufacture our products (particularly where production of a product line is concentrated in one or more plants) or our ability to source materials or components from suppliers (including sole-source suppliers) that are needed for such manufacturing, including pandemics, natural disasters or environmental factors.

•	Difficulties inherent in product development, including the potential inability to successfully continue technological innovation, complete clinical trials, obtain regulatory approvals in the United States and abroad, obtain intellectual property protection for our products, obtain coverage and adequate reimbursement for new products, or gain and maintain market approval of products, as well as the possibility of infringement claims by competitors with respect to patents or other intellectual property rights, all of which can preclude or delay commercialization of a product. Delays in obtaining necessary approvals or clearances from the FDA or other regulatory agencies or changes in the regulatory process may also delay product launches and increase development costs.

•	Fluctuations in the demand for products we sell to pharmaceutical companies that are used to manufacture, or are sold with, the products of such companies, as a result of funding constraints, consolidation or otherwise.

•	Fluctuations in university or United States and international governmental funding and policies for life sciences research.

•	Our ability to achieve our projected level or mix of product sales, as our earnings forecasts are based on projected sales volumes and pricing of many product types, some of which are more profitable than others.

•	Our ability to complete the implementation of our ongoing upgrade of our enterprise resource planning system, as any delays or deficiencies in completing the implementation could adversely affect our business.

•	Pending and potential future litigation or other proceedings adverse to BD, including antitrust, product liability, environmental and patent infringement, and the availability or collectability of insurance relating to any such claims.

•	The effect of adverse media exposure or other publicity regarding BD’s business or operations, including the effect on BD’s reputation or demand for its products.

•	The effect of market fluctuations on the value of assets in BD’s pension plans and on actuarial interest rate and asset return assumptions, which could require BD to make additional contributions to the plans or increase our pension plan expense.

•	The impact of business combinations, including any volatility in earnings relating to acquired in-process research and development assets and our ability to successfully integrate any business we may acquire.

•	Our ability to obtain the anticipated benefits of restructuring programs, if any, that we may undertake.

•	Issuance of new or revised accounting standards by the Financial Accounting Standards Board or the SEC.

The foregoing list sets forth many, but not all, of the factors that could impact our ability to achieve results described in any forward-looking statements. Investors should understand that it is not possible to predict or identify all such factors and should not consider this list to be a complete statement of all potential risks and uncertainties.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before acquiring any offered securities pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement, including, without limitation, the risk factors described in any applicable prospectus supplement and any risk factors set forth in our period reports and public filings with the SEC, which are incorporated by reference in this prospectus, before making an investment decision. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. See “Where You Can Find More Information and Incorporation by Reference.”

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities.

RATIO OF EARNINGS T O FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

	Six-Months Ended March 31,		Year Ended September 30,
	2015	2014	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges	3.6	8.5	8.9	6.9	8.6	12.0	15.2

The ratios of earnings to fixed charges were calculated by dividing earnings by fixed charges. Earnings were calculated by adding income from continuing operations before income taxes; net capitalized interest (including amortization of capitalized interest less interest capitalized for the period); and fixed charges. Fixed charges were calculated by adding total interest costs; interest allocable to rental expense; and amortization of debt expense.

We have not paid a preference security dividend for any of the periods presented.

DESCRIPTION OF SECURITIES

This prospectus contains a summary of the securities that BD may offer and sell from time to time. These summaries are not meant to be a complete description of each security. The particular terms of any security will be described in the related prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock is based upon our certificate of incorporation, our bylaws and applicable provisions of law. We have summarized certain portions of our certificate of incorporation and bylaws below. The summary is not complete. Our certificate of incorporation and bylaws are incorporated by reference in the registration statement for these securities, of which this prospectus forms a part, that we have filed with the SEC. You should read the certificate of incorporation and bylaws for the provisions that are important to you. See “Where You Can Find More Information and Incorporation by Reference” for information on how to obtain copies.

We have 640,000,000 shares of authorized common stock, $1.00 par value per share, of which 209,385,629 shares were outstanding as of March 31, 2015. We also have 5,000,000 shares of authorized preferred stock, $1.00 par value per share, but none were outstanding as of March 31, 2015.

Our bylaws also provide that only the Chairman of the Board, the Chief Executive Officer, the President, the board of directors or shareholders who collectively own 25% or more of the voting power of BD’s outstanding stock entitled to vote on the matters to be brought may call special meetings of the stockholders.

Common Stock

Listing

Our outstanding shares of common stock are listed on the New York Stock Exchange (the “NYSE”) under the symbol “BDX.” Any additional common stock we issue also will be listed on the NYSE.

Dividends

Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of any funds legally available for dividends. We will pay dividends on our common stock only if we have paid or provided for dividends on any outstanding series of preferred stock for all prior periods.

Voting

Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power except as our board of directors has provided, or may provide in the future with respect to any class or series of preferred stock that the board of directors may hereafter authorize.

Fully Paid

Outstanding shares of our common stock are validly issued, fully paid and non-assessable. Any additional common stock we issue will also be fully paid and non-assessable. Holders of our common stock are not, and will not be, subject to any liability as stockholders.

Other Rights

We will notify common shareholders of any shareholders’ meetings according to applicable law. If we liquidate, dissolve or wind-up our business, either voluntarily or not, common shareholders will share equally in the assets remaining after we pay our creditors and preferred shareholders. The holders of common stock have no preemptive rights to purchase our shares of stock. Shares of common stock are not subject to any redemption or sinking fund provisions and are not convertible into any of our other securities.

Preferred Stock

Our board of directors may, from time to time, authorize the issuance of one or more classes or series of preferred stock without stockholder approval.

The following description of the terms of the preferred stock sets forth certain general terms and provisions of our authorized preferred stock. If we offer preferred stock, a description will be filed with the SEC and the specific designations and rights will be described in the prospectus supplement, including the following terms:

•	the series, the number of shares offered and the liquidation value of the preferred stock;

•	the price at which the preferred stock will be issued;

•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

The description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the certificate of amendment to our certificate of incorporation relating to the applicable series of preferred stock. The registration statement of which this prospectus forms a part will include the certificate of amendment as an exhibit or incorporate it by reference.

Undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of our common stock. For example, any preferred stock issued may rank prior to our common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

The preferred stock will, when issued, be fully paid and non-assessable.

Anti-Takeover Provisions

Certain provisions in our certificate of incorporation and by-laws, as well as certain provisions of New Jersey law, may make more difficult or discourage a takeover of our business.

Certain Provisions of Our Certificate of Incorporation

We currently have the following provision in our certificate of incorporation which could be considered “anti-takeover” provision:

•	an authorization for the issuance of blank check preferred stock. As described above, our board of directors can set the voting rights, redemption rights, conversion rights and other rights relating to such preferred stock and could issue such stock in either private or public transactions. In some circumstances, the blank check preferred stock could be issued and have the effect of preventing a merger, tender offer or other takeover attempt that the board of directors opposes.

This provision may have the effect of delaying, deferring or preventing a change in control.

Anti-Takeover Effects of the New Jersey Shareholders Protection Act

We are subject to Section 14A-10A of the New Jersey Shareholders Protection Act, a type of anti-takeover statute designed to protect stockholders against coercive, unfair or inadequate tender offers and other abusive tactics and to encourage any person contemplating a business combination with us to negotiate with our board of directors for the fair and equitable treatment of all stockholders. Subject to certain qualifications and exceptions, the statute prohibits an interested stockholder of a corporation from effecting a business combination with the corporation for a period of five years unless the corporation’s board of directors approved the combination prior to the stockholder becoming an interested stockholder. In addition, but not in limitation of the five-year restriction, if applicable, corporations covered by the New Jersey statute may not engage at any time in a business combination with any interested stockholder of that corporation unless the combination is approved by the board of directors prior to the interested stockholder’s stock acquisition date, the combination receives the approval of two-thirds of the voting stock of the corporation not beneficially owned by the interested stockholder or the combination meets minimum financial terms specified by the statute.

An “interested stockholder” is defined to include any beneficial owner of 10% or more of the voting power of the outstanding voting stock of the corporation and any affiliate or associate of the corporation who within the prior five year period has at any time owned 10% or more of the voting power of the then outstanding stock of the corporation.

The term “business combination” is defined broadly to include, among other things:

•	the merger or consolidation of the corporation with the interested stockholder or any corporation that is or after the merger or consolidation would be an affiliate or associate of the interested stockholder,

•	the sale, lease, exchange, mortgage, pledge, transfer or other disposition to an interested stockholder or any affiliate or associate of the interested stockholder of 10% or more of the corporation’s assets, or

•	the issuance or transfer to an interested stockholder or any affiliate or associate of the interested stockholder of 5% or more of the aggregate market value of the stock of the corporation.

The effect of the statute is to protect non-tendering, post-acquisition minority stockholders from mergers in which they will be “squeezed out” after the merger, by prohibiting transactions in which an acquirer could favor itself at the expense of minority stockholders. The statute generally applies to corporations that are organized under New Jersey law, have either, as of the date that the interested stockholder first becomes an interested stockholder of the corporation, their principal executive offices or significant business operations located in New Jersey, and have a class of stock registered or traded on a national securities exchange or registered with the Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES

The following description sets forth general terms and provisions of the debt securities we may offer. The prospectus supplement will describe the particular terms of the debt securities being offered and the extent to which these general provisions may apply to those debt securities.

The debt securities will be issued under the indenture, dated March 1, 1997, between us and The Bank of New York Mellon Trust Company N. A., as trustee. A copy of the indenture is filed with the SEC as an exhibit to the registration statement relating to this prospectus and you should refer to the indenture for provisions that may be important to you. See “Where You Can Find More Information and Incorporation by Reference” for information on how to obtain copies.

General

The debt securities covered by this prospectus will be our unsecured and unsubordinated obligations. The indenture does not limit the aggregate principal amount of debt securities we can issue. The indenture provides that debt securities may be issued thereunder from time to time in one or more series.

The prospectus relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the designation of the debt securities of the series;

•	any limit upon the aggregate principal amount of the debt securities of the series and any limitation on our ability to increase the aggregate principal amount of debt securities of that series after initial issuance;

•	any date on which the principal of the debt securities of the series is payable (which date may be fixed or extendible);

•	the interest rate or rates and the method for calculating the interest rate;

•	if other than as provided in the indenture, any place where principal of and interest on debt securities of the series will be payable, where debt securities of the series may be surrendered for exchange, where notices or demands may be served and where notice to holders may be published and any time of payment at any place of payment;

•	whether we have a right to redeem debt securities of the series and any terms thereof;

•	whether you have a right to require us to redeem, repurchase or repay debt securities of the series and any terms thereof;

•	if other than denominations of $1,000 and any integral multiple, the denominations in which debt securities of the series shall be issuable;

•	if other than the principal amount, the portion of the principal amount of debt securities of the series which will be payable upon declaration of acceleration of the maturity;

•	if other than U.S. dollars, the currency or currencies in which payment of the principal of and interest on the debt securities of the series will be payable;

•	whether the principal and any premium or interest is payable in a currency other than the currency in which the debt securities are denominated;

•	whether we have an obligation to pay additional amounts on the debt securities of the series in respect of any tax, assessment or governmental charge withheld or deducted and any right that we may have to redeem those debt securities rather than pay the additional amounts;

•	if other than the person acting as trustee, any agent acting with respect to the debt securities of the series;

•	any provisions for the defeasance of any debt securities of the series in addition to, in substitution for or in modification of the provisions described in “— Defeasance and Covenant Defeasance”;

•	the identity of any depositary for registered global securities of the series other than The Depository Trust Company and any circumstances other than those described in “— Global Securities” in which any person may have the right to obtain debt securities in definitive form in exchange;

•	any events of default applicable to any debt securities of the series in addition to, in substitution for or in modification of those described in “— Events of Default”;

•	any covenants applicable to any debt securities of the series in addition to, in substitution for or in modification of those described in “— Covenants”; and

•	any other terms of the debt securities of the series.

The debt securities will be issued in registered form without coupons unless otherwise provided in a supplemental indenture or board resolution. Unless otherwise provided in a prospectus supplement, principal (unless the context otherwise requires, “principal” includes premium, if any) of and any interest on the debt securities will be payable, and the debt securities will be exchangeable and transfers thereof will be registrable, at an office or agency designated for the debt securities, provided that, at our option, payment of interest may be made by check to the address of the person entitled thereto as it appears in the security register. Subject to the limitations provided in the indenture, such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith.

Debt securities may be issued under the indenture as original issue discount securities to be offered and sold at a substantial discount from the principal amount. If any debt securities are original issue discount securities, special federal income tax, accounting and other considerations may apply and will be described in the prospectus supplement relating to the debt securities. “Original Issue Discount Security” means any security which provides for an amount less than the principal amount to be due and payable upon acceleration of the maturity due to the occurrence and continuation of an event of default.

Consolidation, Merger and Sale of Assets

We have agreed not to consolidate or merge with any other person, sell, transfer, lease or otherwise dispose of all or substantially all of our properties and assets as an entirety unless:

•	we are the surviving person; or

•	the surviving person is a corporation organized and validly existing under the laws of the United States of America or any U.S. State or the District of Columbia and expressly assumes by a supplemental indenture all of our obligations under the debt securities and under the indenture; and

•	immediately before and after the transaction or each series of transactions, no default or event of default shall have occurred and be continuing; and

•	certain other conditions are met.

Upon any such consolidation, merger, sale, transfer, lease or other disposition, the surviving corporation will succeed to, and be substituted for, and may exercise every right and power that we have under the indenture and under the debt securities.

Events of Default

The following are “events of default” under the indenture with respect to debt securities of any series:

•	default in the payment of interest on any debt security when due, which continues for 30 days;

•	default in the payment of principal of any debt security when due;

•	default in the deposit of any sinking fund payment when due;

•	default in the performance of any other obligation contained in the indenture, which default continues for 60 days after we receive written notice of it from the trustee or from the holders of 25% in principal amount of the outstanding debt securities of that series;

•	specified events of bankruptcy, insolvency or reorganization of our company for the benefit of our creditors; or

•	any other event of default established for the debt securities of that series.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may require us to repay immediately:

•	the entire principal of the debt securities of that series; or

•	if the debt securities are original issue discount securities, that portion of the principal as may be described in the applicable prospectus supplement.

At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on that acceleration has been obtained, the holders of a majority in principal amount of the debt securities of that series may, under certain circumstances, waive all defaults with respect to that series and rescind and annul the acceleration.

We are required to furnish to the trustee annually an Officers’ Certificate as to our compliance with all conditions and covenants under the indenture. We must notify the trustee within five days of any default or event of default.

The indenture provides that the trustee will, within 60 days after the occurrence of a default with respect to the debt securities of any series, give to the holders of the debt securities notice of all defaults. In certain instances, the trustee may withhold that notice if and so long as a responsible officer of the trustee in good faith determines that withholding the notice is in the interest of the holders of the debt securities. By “default” we mean any event which is, or after notice or passage of time would be, an event of default.

The indenture provides that the holders of a majority in aggregate principal amount of the then outstanding debt securities, by notice to the trustee, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

Subject to the further conditions contained in the indenture, the holders of a majority in aggregate principal amount outstanding of the debt securities of any series may waive, on behalf of the holders of all debt securities of that series, any past default or event of default and its consequences except a default or event of default:

•	in the payment of the principal of, or interest on, any debt security of that series; or

•	in respect of a covenant or provision of such indenture which cannot under the terms of the indenture be amended or modified without the consent of the holder of each outstanding debt security that is adversely affected thereby.

The applicable prospectus supplement will describe any provisions for events of default applicable to the debt securities of any series in addition to, in substitution for, or in modification of, the provisions described above.

Covenants

We have agreed to some restrictions on our activities for the benefit of holders of the debt securities. Unless we state otherwise in a prospectus supplement, the restrictive covenants summarized below will apply so long as any of the debt securities are outstanding, unless the covenants are waived or amended. The prospectus supplement may contain different covenants. We have provided the definitions to define the capitalized words used in describing the covenants.

Definitions

“Attributable Debt” means, with respect to a lease which we or any Restricted Subsidiary is at any time liable as a lessee, the total net amount of rent (discounted at a rate per annum equivalent to the interest rate inherent in such lease, as we determine in good faith, compounded semiannually) required to be paid during the remaining term of such lease, including any period for which such lease has been extended or may, at the option of the lessor, be extended.

“Consolidated Net Tangible Assets” with respect to any Person means the total amount of such Person and the Subsidiaries’ assets (less applicable reserves and other properly deductible items) after deducting (i) all current liabilities (excluding any liabilities constituting funded debt by reason of being renewable or extendible), (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, (iii) investments in and advances to Subsidiaries which are not Restricted Subsidiaries, and (iv) minority interests in the equity of Restricted Subsidiaries, all as determined on a consolidated basis in conformity with GAAP and set forth on the most recent consolidated balance sheet of such Person and its Subsidiaries.

“Funded Debt” means all indebtedness for borrowed money maturing more than 12 months after the time of computation thereof, guarantees of such indebtedness of others (except guarantees of collection arising in the ordinary course of business), and all obligations in respect of lease rentals which, under generally accepted accounting principles, are shown on a balance sheet as a non-current liability.

“Principal Property” means any building, structure or other facility (together with the land on which it is erected and fixtures comprising a part thereof) now owned or hereafter acquired by us or any Restricted Subsidiary and used primarily for manufacturing, processing or warehousing and located in the United States (excluding its territories and possessions, but including Puerto Rico), the gross book value (without deduction of any depreciation reserves) of which is in excess of 2.0% of Consolidated Net Tangible Assets of the Company, other than any such building, structure or other facility or portion which, in the opinion of our board of directors, is not of material importance to the total business conducted by us and our Restricted Subsidiaries as an entirety.

“Restricted Subsidiary” means any subsidiary that substantially all of the property and operations of which are located in the United States (excluding its territories and possessions, but including Puerto Rico), and which owns or leases a Principal Property, except a subsidiary which is primarily engaged in the business of a finance company.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more other subsidiaries, or by us and by one or more other subsidiaries.

Restrictions on Secured Debt

If we or any Restricted Subsidiary incurs, issues, assumes or guarantees any debt secured by a mortgage on any Principal Property or on any shares of stock or debt of any Restricted Subsidiary, we will secure, or cause such Restricted Subsidiary to secure, the debt securities (and, if we choose, any other debt of ours or that Restricted Subsidiary which is not subordinate to the debt securities) equally and ratably with (or prior to) such secured debt. However, we may incur secured debt without securing this debt, if the aggregate amount of all such debt so secured, together with all our and our Restricted Subsidiaries’ Attributable Debt in respect of certain sale and leaseback transactions involving Principal Properties, would not exceed 10% of Consolidated Net Tangible Assets. This restriction will not apply to, and we will exclude from our calculation of secured debt for the purposes of this restriction, debt secured by:

•	mortgages existing on properties on the date of the indenture,

•	mortgages on properties, shares of stock or debt existing at the time of acquisition (including acquisition through merger or consolidation), purchase money mortgages and construction mortgages,

•	mortgages on property of, or on any shares of stock or debt of, any corporation existing at the time that corporation becomes a Restricted Subsidiary,

•	mortgages in favor of Federal and State governmental bodies to secure progress, advance or other payments pursuant to any contract or provision of any statute,

•	mortgages in favor of us or a Restricted Subsidiary,

•	mortgages in connection with the issuance of tax-exempt industrial development bonds,

•	mortgages under workers’ compensation laws, unemployment insurance laws or similar legislation, or deposit bonds to secure statutory obligations (or pledges or deposits for similar purposes in the ordinary course of business), or liens imposed by law and certain other liens or other encumbrances, and

•	subject to certain limitations, any extension, renewal or replacement of any mortgage referred to in the foregoing clauses.

Restrictions on Sale and Leasebacks

We have agreed that we will not, and we will not permit any of our Restricted Subsidiaries to, enter into any sale and leaseback transaction involving the taking back of a lease, for a period of three or more years, of any Principal Property, the acquisition, completion of construction or commencement of full operation of which has occurred more than 120 days prior thereto, unless:

•	the commitment to enter into the sale and leaseback transaction was obtained during that 120-day period;

•	we or our Restricted Subsidiaries could create debt secured by a mortgage on the Principal Property as described under “— Restrictions on Secured Debt” above in an amount equal to the Attributable Debt with respect to the sale and leaseback transaction without equally and ratably securing the debt securities;

•	within 120 days after the sale or transfer, we designate an amount to the retirement of Funded Debt, subject to credits for voluntary retirements of Funded Debt, equal to the greater of

(i)	the net proceeds of the sale of the Principal Property and

(ii)	the fair market value of the Principal Property, or

•	we or any Restricted Subsidiary, within a period commencing 180 days prior to and ending 180 days after the sale or transfer, have expended or reasonably expect to expend within such period any monies to acquire or construct any Principal Property or properties in which event we or that Restricted Subsidiary enter into the sale and leaseback transaction, but (unless certain other conditions are met) only to the extent that the Attributable Debt with respect to the sale and leaseback transaction is less than the monies expended or to be expended.

These restrictions will not apply to any sale and leaseback transactions between us and a Restricted Subsidiary or between a Restricted Subsidiary and another Restricted Subsidiary.

Modification and Waiver

Under the indenture we and the trustee may enter into one or more supplemental indentures without the consent of the holders of debt securities in order to:

•	evidence the succession of another corporation to our company and the assumption of our covenants by that successor,

•	provide for a successor trustee with respect to the debt securities of all or any series,

•	establish the forms and terms of the debt securities of any series,

•	provide for uncertificated or unregistered debt securities, or

•	cure any ambiguity or correct any mistake or to make any change that does not materially adversely affect the legal rights of any holder of the debt securities under the indenture.

We and the trustee may, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each affected series, amend the indenture and the debt securities of any series for the purpose of adding any provisions to or changing or eliminating any provisions of the indenture or modifying the rights of holders of debt securities under the indenture. However, without the consent of each holder of any debt security affected, we may not amend or modify the indenture to:

•	change the stated maturity date of any installment of principal of, or interest on, any debt security,

•	reduce the principal amount of, or the rate of interest on, any debt security,

•	adversely affect the rights of any debt security holder under any mandatory redemption or repurchase provision,

•	reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity,

•	change the place or currency of payment of principal of, or any premium or interest on, any debt security,

•	impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security,

•	reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture,

•	reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to waive any past default,

•	waive a default in the payment of principal of, or interest on, any debt security,

•	change any of our obligations to maintain offices or agencies where the debt securities may be surrendered for payment, registration or transfer and where notices and demands may be served upon us, or

•	change any of the above provisions, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of each holder of any debt security affected.

Defeasance and Covenant Defeasance

When we use the term “defeasance,” we mean discharge from some or all of our obligations under the indenture. Unless the terms of the debt securities of any series provide otherwise, we may elect either:

•	to defease and be discharged from any and all obligations with respect to

•	debt securities of any series payable within one year, or

•	other debt securities of any series upon the conditions described below; or

•	to be released from our obligations with respect to covenants described under “— Covenants” above and, if specified in the prospectus supplement, other covenants applicable to the debt securities of any series (“covenant defeasance”), upon (or, with respect to defeasance of debt securities payable later than one year from the date of defeasance, on the 91st day after) the deposit with the trustee, in trust for that purpose, of money and/or U.S. Government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient without reinvestment to pay the principal of and interest on the debt securities.

As a condition to defeasance of any debt securities of any series payable later than one year from the time of defeasance, we must deliver to the trustee an opinion of counsel and/or a ruling of the Internal Revenue Service to the effect that holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of that defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred.

We may exercise either defeasance option with respect to the debt securities of any series notwithstanding our prior exercise of our covenant defeasance option. If we exercise our defeasance option, payment of the debt securities of any series may not be accelerated because of a default or an event of default. If we exercise our covenant defeasance option, payment of the debt securities of any series may not be accelerated by reason of an event of default with respect to the covenants to which the covenant defeasance applies. If acceleration were to occur by reason of another event of default, the realizable value at the acceleration date of the money and U.S. Government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities. In other words, the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors. We will, however, remain liable for such payments at the time of the acceleration.

Governing Law

The indenture and the debt securities are governed by and construed in accordance with the laws of the State of New York.

The Trustee

We maintain a banking relationship with the trustee or its affiliates. An affiliate of the trustee is also one of the broker-dealers we use in connection with our share repurchase program.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of the general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the prospectus supplement.

The prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositories, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•	if applicable, the designation and terms of the debt securities or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related debt securities or common stock will be separately transferable;

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;

•	the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	any anti-dilution provisions of the warrants;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•	debt securities or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

We may issue purchase contracts obligating holders to purchase from us, and obligating us to sell to holders, a specified or varying number of securities, currencies or commodities at a purchase price, which may be based on a formula, at a future date. Alternatively, we may issue purchase contracts obligating us to purchase from holders, and obligating holders to sell to us, a specified or varying number of securities, currencies or commodities at a purchase price, which may be based on a formula, at a future date. We may be entitled to satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of that purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the prospectus supplement. The prospectus supplement will specify the methods by which the holders may purchase or sell those securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The purchase contracts may be entered into separately or as a part of units.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or deferred basis. The purchase contracts may require holders to secure their obligations under the contracts in a specified manner to be described in the prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of common stock or any combination of these securities, or securities of other entities. The prospectus supplement will describe:

•	the terms of the units and of the purchase contracts, warrants, debt securities and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered global securities

The debt securities of each series will be issued in the form of one or more fully registered global debt securities that are registered in the name of The Depository Trust Company, or its nominee, as depositary, unless another depositary is designated for the debt securities of that series. Unless we state otherwise in a prospectus supplement, debt securities in definitive form will not be issued. Unless and until a global security is exchanged in whole or in part for debt securities in definitive form, it may not be registered for transfer or exchange except as a whole by the depositary for that global security to a nominee of the depositary.

Upon the issuance of any global security, and its deposit with or on behalf of the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by that global security to the accounts of institutions, the participants that are entitled to the registered global security that have accounts with the depositary designated by the underwriters or their agents engaging in any distribution of the debt securities. The depositary advises that pursuant to procedures established by it:

•	Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants.

•	Ownership of beneficial interests by participants in a global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depositary or by its nominee.

•	Ownership of beneficial interests in a global security by persons that hold through participants will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by the participants.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. The foregoing limitations and these laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or its nominee, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as specified below, owners of beneficial interests in a global security will not:

•	be entitled to have their debt securities represented by the global security registered in their names;

•	receive or be entitled to receive physical delivery of debt securities in certificated form; or

•	be considered the holders for any purposes under the indenture.

Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary and, if the person is not a participant, on the procedures of the participant through which that person holds its interest, in order to exercise any rights of a holder of debt securities under the indenture. The depositary may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder of debt securities is entitled to give or take under the indenture.

We understand that, under existing industry practices, if we request any action of holders of debt securities or any owner of a beneficial interest in a global security desires to give any notice or take any action a holder of debt securities is entitled to give or take under the indenture, the depositary would authorize the participants holding the relevant beneficial interests to give that notice or take that action, and the participants would authorize the beneficial owners owning through them to give the notice or take the action or would otherwise act upon the instructions of the beneficial owners owning through them.

The depositary or a nominee thereof, as holder of record of a global security, will be entitled to receive payments of principal and interest for payment to beneficial owners in accordance with customary procedures established from time to time by the depositary. The agent for the payment, transfer and exchange of the securities is the trustee, acting through its corporate trust office located in Chicago, Illinois.

We expect that the depositary, upon receipt of any payment of principal or interest in respect of a global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through the participants will be governed by standing instructions and customary practices, and will be the responsibility of the participants. We, the trustee, our agents and the trustee’s agents shall not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

If we determine that debt securities will no longer be maintained as global securities, or, if at any time an event of default has occurred and is continuing under the indenture, or if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered or in good standing under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue debt securities in definitive certificated form in exchange for the registered global securities.

In the event that the book-entry system is discontinued, the following provisions shall apply. The trustee or any successor registrar under the indenture shall keep a register for the debt securities in definitive certificated form at its corporate trust office. Subject to the further conditions contained in the indenture, debt securities in definitive certificated form may be transferred or exchanged for one or more debt securities in different authorized denominations upon surrender of the debt securities at a corporate trust office of the trustee or any successor registrar under the indenture by the registered holders or their duly authorized attorneys. Upon surrender of any debt security to be transferred or exchanged, the trustee or any successor registrar under the indenture shall record the transfer or exchange in the security register and we will issue, and the trustee shall authenticate and deliver, new debt securities in definitive certificated form appropriately registered and in appropriate authorized denominations. The trustee shall be entitled to treat the registered holders of the debt securities in definitive certificated form, as their names appear in the security register as of the appropriate date, as the owners of the debt securities for all purposes under the indenture.

PLAN OF DISTRIBUTION

BD may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by BD;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from BD at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with BD to indemnification by BD against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for BD and its affiliates in the ordinary course of business.

Each series of securities other than the common stock, which is listed on the NYSE, will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

VALIDITY OF SECURITIES

Unless otherwise indicated in the prospectus supplement with respect to any securities, the validity of the securities will be passed upon for us by Jeffrey S. Sherman, our Senior Vice President and General Counsel.

EXPERTS

The consolidated financial statements of BD appearing in Becton, Dickinson and Company’s Current Report on Form 8-K dated March 13, 2015, for the year ended September 30, 2014, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The audited historical financial statements and related financial statement schedule II as of June 30, 2014 and for the year ended June 30, 2014 of CareFusion Corporation starting on page 4 of Exhibit 99.1 to Becton, Dickinson and Company’s Current Report on Form 8-K dated December 4, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of CareFusion Corporation at June 30, 2013 and for each of the two years in the period ended June 30, 2013 appearing in Becton, Dickinson and Company’s Current Report on Form 8-K dated December 4, 2014 (including the schedule appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby. All of these costs and expenses are estimated, other than the registration fee.

Amount to be Paid
Registration fee	(1)
Printing	*
Legal fees and expenses (including Blue Sky fees)	*
Trustee fees	*
Rating Agency fees	*
Accounting fees and expenses	*
Miscellaneous	*

TOTAL	*

(1)	Omitted because the registration fee is being deferred pursuant to Rule 456(b).
*	Estimated expenses are not presently known. The applicable prospectus supplement or one or more Current Reports on Form 8-K, which will be incorporated by reference, will set forth the estimated amounts of such expenses payable in respect of any offering of securities.

Item 15.	Indemnification of Directors and Officers

Article XI of our by-laws provides as follows:

“The Company shall indemnify to the full extent authorized or permitted by the New Jersey Business Corporation Act (the “New Jersey Act”), any corporate agent (as defined in the New Jersey Act) involved in any proceeding (as defined in the New Jersey Act) by reason of the fact that he or she is, or was, a corporate agent of the Company. The reasonable expenses incurred by a director or officer in defending or investigating a proceeding shall be paid by the Company in advance of the final disposition of such proceeding upon receipt of an undertaking (reasonably satisfactory to the Company) by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in this Article XI. Any indemnification under this Article XI shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the corporate agent is proper in the circumstances, because such person has met the applicable standard of conduct set forth in the New Jersey Act. With respect to directors or officers of the Company, such determination shall be made (i) by a majority vote of the directors who are not parties to such proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, in a written opinion by independent legal counsel designated by the Board of Directors, or (iii) by the shareholders. With respect to all other corporate agents and unless otherwise directed by the Board of Directors, such determination may be made by the General Counsel of the Company. No elimination of or amendment to this Article XI shall deprive any person of any rights hereunder arising out of alleged or actual acts or omissions occurring prior to such elimination or amendment.”

The New Jersey Business Corporation Act permits or requires indemnification of officers and directors in the event that certain statutory standards of conduct are met. We maintain agreements providing for the indemnification of each of our officers and directors to the fullest extent authorized or permitted by the New Jersey Business Corporation Act.

We also maintain policies of insurance under which our directors and officers are insured subject to specified exclusions and deductible and maximum amounts against loss arising from any civil claim or claims which may be made against any director or officer (as so defined) of the Company by reason of any breach of duty, neglect, error, misstatement, misleading statement, omission or act done or alleged to have been done while acting in their respective capacities.

The proposed forms of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provide for indemnification of directors and officers of the Registrant by the underwriters against certain liabilities.

Item 16.	Exhibits and Financial Statement Schedules

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document

1.1(a)	Form of Underwriting Agreement for debt securities and warrants*

1.1(b)	Form of Underwriting Agreement for purchase contracts*

1.1(c)	Form of Underwriting Agreement for units*

1.1(d)	Form of Underwriting Agreement for capital stock*

2.1	Agreement and Plan of Merger, dated as of October 5, 2014, among CareFusion Corporation, Becton, Dickinson and Company and Griffin Sub, Inc. (incorporated by reference to exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on October 6, 2014)

3.1	Restated Certificate of Incorporation, dated as of January 29, 2013 (incorporated herein by reference to exhibit 3(a) to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013)

3.2	By-laws, as amended and restated as of July 28, 2015 (incorporated herein by reference to exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on July 29, 2015)

4.1	Indenture, dated as of March 1, 1997, between the Company and The Bank of New York Mellon Trust Company, N.A., successor to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee (incorporated by reference to exhibit 4(a) to the Registrant’s Current Report on Form 8-K filed on July 31, 1997)

4.2	Form of Note (included in Exhibit 4.1)

4.3	Form of Warrant Agreement (including form of Warrant Certificate)*

4.4	Form of Purchase Contract Agreement*

4.5	Form of Unit Agreement*

5.1	Opinion of Jeffrey S. Sherman

12.1	Statement regarding computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Ernst and Young LLP, independent registered public accounting firm for Becton, Dickinson and Company

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for CareFusion Corporation

23.3	Consent of Ernst and Young LLP, independent registered public accounting firm for CareFusion Corporation

23.4	Consent of Jeffrey S. Sherman (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of the Registration Statement)

25.1	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A. with respect to the Indenture dated as of March 1, 1997.

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein in connection with an offering of securities.

Item 17.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin Lakes, State of New Jersey, on July 31, 2015.

BECTON, DICKINSON AND COMPANY

By:	/s/ Vincent A. Forlenza
Name:	Vincent A. Forlenza
Title:	Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Vincent A. Forlenza, Christopher R. Reidy, Jeffrey S. Sherman and Gary DeFazio, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed as of July 31, 2015 by the following persons in the capacities indicated.

Signature	Title

/s/ Vincent A. Forlenza	Chairman, Chief Executive Officer and President (Principal Executive Officer)
Vincent A. Forlenza

/s/ Christopher R. Reidy	Chief Financial Officer and Executive Vice President of Administration (Principal Financial Officer)
Christopher R. Reidy

/s/ John E. Gallagher	Vice President, Corporate Finance, Treasurer and Controller (Principal Accounting Officer)
John E. Gallagher

/s/ Basil L Anderson	Director
Basil L Anderson

/s/ Henry P. Becton, Jr.	Director
Henry P. Becton, Jr.

/s/ Catherine M. Burzik	Director
Catherine M. Burzik

/s/ Edward F. DeGraan	Director
Edward F. DeGraan

/s/ Claire M. Fraser	Director
Claire M. Fraser

Signature	Title

/s/ Christopher Jones	Director
Christopher Jones

/s/ Marshall O. Larsen	Director
Marshall O. Larsen

/s/ Gary A. Mecklenburg	Director
Gary A. Mecklenburg

/s/ James F. Orr	Director
James F. Orr

/s/ Willard J. Overlock, Jr.	Director
Willard J. Overlock, Jr.

/s/ Claire Pomeroy	Director
Claire Pomeroy

/s/ Rebecca W. Rimel	Director
Rebecca W. Rimel

/s/ Bertram L. Scott	Director
Bertram L. Scott

EXHIBIT INDEX

Exhibit No.	Document

1.1(a)	Form of Underwriting Agreement for debt securities and warrants*

1.1(b)	Form of Underwriting Agreement for purchase contracts*

1.1(c)	Form of Underwriting Agreement for units*

1.1(d)	Form of Underwriting Agreement for capital stock*

2.1	Agreement and Plan of Merger, dated as of October 5, 2014, among CareFusion Corporation, Becton, Dickinson and Company and Griffin Sub, Inc. (incorporated by reference to exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on October 6, 2014)

3.1	Restated Certificate of Incorporation, dated as of January 29, 2013 (incorporated herein by reference to exhibit 3(a) to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013)

3.2	By-laws, as amended and restated as of July 28, 2015 (incorporated herein by reference to exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on July 29, 2015)

4.1	Indenture, dated as of March 1, 1997, between the Company and The Bank of New York Mellon Trust Company, N.A., successor to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee (incorporated by reference to exhibit 4(a) to the Registrant’s Current Report on Form 8-K filed on July 31, 1997)

4.2	Form of Note (included in Exhibit 4.1)

4.3	Form of Warrant Agreement (including form of Warrant Certificate)*

4.4	Form of Purchase Contract Agreement*

4.5	Form of Unit Agreement*

5.1	Opinion of Jeffrey S. Sherman

12.1	Statement regarding computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Ernst and Young LLP, independent registered public accounting firm for Becton, Dickinson and Company

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for CareFusion Corporation

23.3	Consent of Ernst and Young LLP, independent registered public accounting firm for CareFusion Corporation

23.4	Consent of Jeffrey S. Sherman (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of the Registration Statement)

25.1	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A. with respect to the Indenture dated as of March 1, 1997.

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein in connection with an offering of securities.